Exhibit 4.1

– NUMBER –	WWEBNET, Inc.	COMMON STOCK
0111		– SHARES –
	INCORPORATED UNDER THE LAWS	** **
OF THE STATE OF NEVADA
SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 98260M 10 0

This Certifies That

is the owner of **

Fully paid and Non-Assessable Shares of Common Stock, $0.001 par value of

WWEBNET, Inc.

transferable on the books of the Corporation by the holder hereof, or by duly authorized attorney, upon surrender of this Certificate property endorsed or accompanied by a proper assignment.  This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and the Bylaws of the Corporation, and all amendments thereto, copies of which are on file at the principal office of the Corporation, to all of which the holder of this Certificate by acceptance hereof assents.  This Certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

/s/ Robert C. Kelly	/s/ Robert C. Kelly
Robert C. Kelly President	Robert C. Kelly Secretary

The shares represented by this certificate have not been registered under either the Securities Act of 1933 or applicable State securities laws and may not be sold, transfferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective Registration statement under such Act and such laws covering such securities, or the Company receives an opinion of counsel acceptable to the Company stating that such sale, transfer, assignement, pledge or other distribution for value is exempt from the registration and prospectus delivery requirements of such Act and such laws.

Sale or other transfer of these securities is further restricted for up to 180 days following an initial publicoffering of securities of the Company by the terms of the subscription agreement pursuant to which these securities were initially purchased from the Company, a copy of which is available for inspection at the offices of the Company.

COUNTERSIGNED:	Standard Registrar & Transfer Agengy, Inc.
P.O. BOX 14411, Albuquerque, New Mexico 87191

By:
Transfer Agent and Registrar Authorized Signature

WWEBNET, Inc.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MINACT	-	Custodian
TEN ENT	- as tenants by the entireties			(Cust)	(Minor)
JT TEN	- as joint tenants with right of	under Uniform-Gifts to Minor Act
survivorship and not as tenants
in common
(State)

UNIF TRF MINACT	-	Custodian (until age )
under Uniform Transfers
(Minor)

Additional abbreviations may also be used though not in the above list.

For value received hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

☒

☒
THE SIGNATURE(S) TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS,
SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM), PURSUANT TO S.E.C RULE 17Aa-15

TRANSFER FEE WILL APPLY